Exhibit 10.44

CUSTODIAN AGREEMENT

dated as of April 3, 2009
by and between
Allied Capital Corporation
(“Company”)
and
U.S. Bank National Association
(“Custodian”)

i

     THIS CUSTODIAN AGREEMENT (this “Agreement”) is dated as of April 3, 2009 and is by and between Allied Corporation, a corporation organized under the laws of Maryland (the “Company”), having a business address at 1919 Pennsylvania Avenue NW, Suite 300, Washington, DC 20006 and U.S. Bank National Association (the “Custodian”) a national banking association having a place of business at One Federal Street, Boston, MA 02110.
     WHEREAS, the Company desires to engage the Custodian to act as custodian for the Company to provide the custodial and administrative services set forth in this Agreement, upon and subject to the terms of this Agreement; and
     WHEREAS, the Custodian is willing to act in such capacity as custodian under and subject to the terms of this Agreement;
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1.	DEFINITIONS

1.1.	The following words have these meanings as used in this Agreement:

“Accounts” shall mean, collectively, the Cash Account, the Securities Account and any other Account established by the Custodian pursuant to Section 2.2 of this Agreement.

“Authorized Person” shall have the meaning ascribed to such term in Section 3.10 of this Agreement.

“Business Day” means a day on which the Custodian or the relevant sub-custodian is open for business in the market or country in which a transaction is to take place.

“Cash Amount(s)” means the initial deposit in the amount of $50,000,000.00 made on April 3, 2009 by the Company to U.S. Bank National Association and any other cash amounts received by the Custodian from the Company from time to time.

“Cash Account” shall have the meaning set forth in Section 2.2(b).

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information furnished to the Company by the Custodian, for the purposes of this Agreement.

“Delivery Date” means such date or dates on which Securities or Cash Amounts may be delivered to the Custodian from time to time pursuant to the terms of this Agreement (it being hereby expressly acknowledged that there will be more than one Delivery Date).

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proceeds” means, collectively, (i) all distributions, earnings, dividends and other payments paid on the Securities or Other Securities by or on behalf of the issuer or obligor thereof, or applicable paying agent, and received by the Custodian during the term hereof, and (ii) the net proceeds of the sale or other disposition of the Securities pursuant to the terms of this Agreement and received by the Custodian during the term hereof (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.5(b) hereof).

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian:
(a)	in writing signed by the Authorized Person; or

(b)	in tested communication; or

(c)	in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d)	such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including without limitation oral instructions.
“Securities” means, collectively, the (i) investment securities delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement, and (ii) all dividends in kind (e.g., non-cash dividends) from the securities described in clause (i).

“Securities Account” shall have the meaning set forth in Section 2.2(a).

“Securities System” means the Federal Reserve Book Entry System, a clearing agency which acts as a securities depository, or another book entry system for the central handling of securities.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

In this Agreement unless the contrary intention appears:
(a)	a reference to this Agreement or another instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	the singular includes the plural and vice versa;

(d)	the word “Person” includes any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or any government or agency, authority or political subdivision of any government.

(e)	a reference to a Person includes a reference to the Person’s executors, administrators, successors and permitted assigns;

(f)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(g)	To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, you shall not be considered to have terminated employment with the Company for purposes of the Agreement until you would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A and, for the purposes of determining the timing of payment, termination of employment shall not be considered to occur until you have incurred such a “separation from service.”

(h)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; and a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied.
1.2.	Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN AND DESIGNATION OF ACCOUNTS

2.1.	Employment of Custodian
(a)	The Company hereby appoints the Custodian as the custodian of the Securities, Cash Amounts and Proceeds pursuant to this Agreement, and in such capacity appoints the Custodian to act as custodial agent on behalf of the Company with respect thereto. All Securities, Cash Amounts and Proceeds delivered to the Custodian, its agents or its sub-custodians shall be held and dealt with in accordance with this Agreement. The Custodian shall not be responsible for any property held or received by the Company or any other Person and not delivered to the Custodian (its agents or its sub-custodians) pursuant to the terms of this Agreement. At the time of each delivery of Securities to the Custodian by or on behalf of the Company, the Company agrees that it shall expressly identify the same to the Custodian as Securities being delivered under this Agreement.

(b)	The Custodian accepts its appointment as custodian hereunder, and agrees to receive and hold, as custodian for the Company pursuant to the terms of this Agreement, the Cash Amounts and Securities delivered and identified to it by the Company on each Delivery Date and any Proceeds received from time to time therefrom.
2.2.	Establishment of Accounts
(a)	There shall be established at the Custodian a securities account to which it shall deposit and hold the Securities received by it (and any Proceeds received by it from time to time in the form of dividends in kind) pursuant to this Agreement, which account shall be designated the “Allied Capital Corporation Custody Account” (the “Securities Account”).

(b)	There shall be established at the Custodian an account or accounts to which the Custodian shall deposit and hold any Cash Amounts and cash Proceeds received by it from time to time from or with respect to the Securities, which accounts shall be designated the “Allied Capital Corporation Interest Collection Account” to which the Custodian shall deposit Cash Amounts, interest Proceeds received on the Securities and the “Allied Capital Corporation Principal Collection Account” into which the Custodian shall deposit Cash Amounts and principal Proceeds received on the Securities (collectively, the “Cash Account”).

(c)	Securities held in the Securities Account may be withdrawn by the Company from time to time pursuant to Section 3.2 below. Amounts held in the Cash Account from time to time may be withdrawn by the Company upon receipt of Proper Instructions therefor, and may be invested upon and pursuant to specific direction of the Company in the form of Proper Instruction, pursuant to Section 3.5 below.
3.	DUTIES OF THE CUSTODIAN

3.1.	Holding Securities
(a)	The Custodian shall hold and segregate, or direct its agents to hold and segregate for the account of the Company all Securities received by it pursuant to this Agreement other than Securities which are held in a Securities System, or which are maintained in one or more omnibus accounts at the Custodian, its agents or sub-custodians, and shall properly account for all Securities held in a Securities System or maintained through one or more omnibus accounts and identify the same on its books and records as held for the account of the Company.

Any Account may contain any number of sub-accounts for the convenience of the Custodian or as required by the Company for convenience in administering such accounts.

(b)	The Custodian shall have no power or authority to assign, hypothecate, pledge, or otherwise dispose of any Securities except pursuant to Proper Instructions and as described in this Agreement.

3.2.	Delivery of Securities
(a)	Delivery of Securities to the Custodian shall be in Street Name or other good delivery form.

(b)	The Custodian shall release and deliver, or direct its agents or sub-custodians to release and deliver, as the case may be, Securities of the Company held by the Custodian, its agents or its sub-custodians from time to time only upon receipt of Proper Instructions (which shall, among other things specify the Securities to be released, with such delivery and other information as may be necessary to enable the Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:
(i)	upon sale of such Securities by or on behalf of the Company and, unless otherwise directed by Proper Instructions:
(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)	in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the securities System;
(ii)	upon the receipt of payment in connection with any repurchase agreement related to such securities;

(iii)	to the depositary agent in connection with tender or other similar offers for securities;

(iv)	to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable. Unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodians;

(v)	to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodians or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units.

(vi)	to brokers clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement. Unless otherwise directed by Property Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodians;

(viii)	in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities. Unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodians; and/or

(ix)	for any other purpose, but only upon receipt of Proper Instructions specifying the Securities to be delivered and naming the Person or Persons to whom delivery of such Securities shall be made.
3.3.	Registration of Securities
Securities held by the Custodian, its agents or its sub-custodians (other than bearer securities or securities held in a Securities System) shall be registered in the name of the Company or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodians shall not be obliged to accept securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form.
3.4.	Bank Accounts, and Management of Cash

(a)	Both Cash Amounts and Cash Proceeds from the Securities received by the Custodian, or its agents or sub-custodians, from time to time shall be credited to the Cash Account. All amount credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian.

(b)	Amounts held in the Cash Account from time to time may be invested pursuant to specific Proper Instructions (which may be standing instructions) received by the Custodian from the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such specific written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account; and in no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company).

(c)	In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such account as needed to provide necessary liquidity. Investment instructions may be in the form of standing instructions (in form Proper Instructions in form acceptable to Custodian).

(d)	The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may generate a margin or banking income for which such bank shall not be required to account to the Company.

3.5.	[Intentionally Omitted]

3.6.	Collection of Income
The Custodian, its agents or its sub-custodians shall use reasonable efforts to collect on a timely basis all income and other payments with respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if on the record date with respect to the date of payment by the issuer the Security is registered in the name of the Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominee); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer such securities are held by the Custodian or its sub-custodian or agent; provided, however, that in the case of Securities held in Street Name, the Custodian shall use its reasonable efforts only to timely collect income. In no event shall the Custodian’s agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.
3.7.	Payment of Moneys
(a)	Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account (or remit to its agents or its sub-custodians, and direct them to pay out) moneys of the Company on deposit therein in the following cases:
(i)	upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian;
(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)	in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)	for the purchase or sale of foreign exchange or foreign exchange agreements for the accounts of the Company, including transactions executed with or through the Custodian, its agents or its sub-custodians, as contemplated by Section 3.6 above; and

(iii)	for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.
(b)	No less than 7 days following the delivery of a statement to the Company identifying any such amounts, the Custodian shall be entitled to pay (i) itself from the Cash Account, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 6 hereof, and (ii) as otherwise permitted by Section 3.11(a) or Section 10.4 below, provided, however, that in each case all such payments shall be accounted for to the Company.
3.8.	Proxies
The Custodian may not vote any securities held by or for the Company’s account, except in accordance with Proper Instructions or instructions contained in an Officer’s Certificate. The Custodian will, with respect to the Securities held hereunder, use its reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodians or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver such proxies, proxy soliciting materials and notices relating to such Securities. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.
3.9.	Communications Relating to Securities
The Custodian shall transmit promptly to the Company all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodians or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities unless and except to the extent it has received timely Proper Instruction from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodians unless
(a)	the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(b)	the Custodian, or its agents or sub-custodians are in actual possession of such Securities at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section.
3.10.	Proper Instructions

(a)	The Company will give a notice to the Custodian, in the form acceptable to it, specifying the names and specimen signatures of persons authorized by the Board of Directors to give Proper Instructions (collectively, “Authorized Officers”) which notice shall be signed by the President, Chief Executive Officer or a Senior Vice President or by another Authorized Officer previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Company to the contrary.

(b)	The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

3.11.	Actions Permitted without Express Authority
The Custodian, may at its discretion, without express authority from the Company:
(a)	subject to Section 3.7(b), make payments to itself as described in or pursuant to Section 3.7(b), or to make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this agreement, provided that all such payments shall be accounted for to the Company;

(b)	surrender Securities in temporary form for Securities in definitive form;

(c)	endorse for collection cheques, drafts and other negotiable instruments; and

(d)	in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund.
3.12.	Evidence of Authority
The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by any two Authorized Officers. The Custodian may receive and accept a certificate signed by any two Authorized Officers (an “Officers’ Certificate”) as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or of any action by the Company as described in such certificate, and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Officer of the Company.
3.13.	Receipt of Communications
Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m. (or such other time as is agreed by the Company and the Custodian from time to time) on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m. on a Business Day the Custodian will use reasonable endeavors to process such communications as soon as possible after receipt.
4.	REPORTING
The Custodian shall provide promptly, upon request, such reports as are available concerning the internal controls and financial strength of the Custodian and any Sub-custodian.
(a)	The Custodian shall render to the Company a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month) and (ii) an itemized statement of the Securities held in the Securities Account as of the end of each month, as well as a list of all Securities transactions that remain unsettled at that time and (iii) such other matters as the parties may agree from time to time.

(b)	The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance.

(c)	The Company acknowledges that any data and information held by the Custodian from time to time concerning the Securities and to which the Company is given access (without herein implying any obligation or agreement by the custodian to maintain or provide access to any particular information or database) from time to time at the election of the Custodian (the “Securities Database”) is unaudited and the Custodian does not independently verify the accuracy of information it receives concerning the Securities (whether form the Company, from others at the Company’s behest or on its behalf, or from issuers of the Securities or their agents) prior to its inclusion in the Securities Database. The Custodian will not be liable to the Company or any other Person for any loss or damage arising out of or in connection with the relationship established by this Agreement as a result of inaccuracies in any information contained in the Securities Database or any information to which the Company is given access pursuant to this Section 4.

(d)	Within five Business Days of completion of any Securities purchased or sold pursuant to Proper Instructions, the Custodian shall provide trade confirmation in writing to the Company.

(e)	The Company and the Custodian may agree to other recordkeeping procedures from time to time in order to comply with 31(a) of the Investment Company Act of 1940, as amended (the “1940 Act”).
5.	[INTENTIONALLY OMITTED]

6.	COMPENSATION OF CUSTODIAN

(a)	The Custodian shall be entitled to compensation for its services in accordance with the terms set forth in Schedule A attached hereto and made a part hereof.

(b)	The Company agrees to pay or reimburse to the Custodian upon its request from time to time all costs, disbursements, advances and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including without limitation any account overdraft resulting from any settlement or assumed settlement, provisional credit, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including without limitation costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

7.	APPOINTMENT OF AGENTS
The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank, trust company or other Person to act as an agent or sub-custodian to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent or sub-custodian shall not relieve the Custodian of its responsibilities or liabilities hereunder (except to the extent otherwise provided in Sections 8, 9 or 10 below). The Custodian is further obligated to exercise due care in accordance with reasonable commercial standards in discharging its duties and must require any agent or Sub-custodian as appointees to likewise exercise due care in accordance with reasonable commercial standards in discharging its duty as securities intermediary to obtain and thereafter maintain the Company’s assets.
8.	DEPOSIT IN U.S. SECURITIES SYSTEMS
The Custodian may deposit and/or maintain Securities in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:
8.1.	The Custodian may keep domestic Securities in a U.S. Securities System provided that such Securities are represented in an account (“Participant Account”) of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;

8.2	The records of the Custodian with respect to Securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Company;

8.3	If requested by the Company, the Custodian shall provide to the Company copies of all advices from the U.S. Securities System of transfers of Securities for the account of the Company; and

8.4	Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of the U.S. Securities System (other than to the extent resulting from the gross negligence, misfeasance or misconduct of the Custodian itself, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System).

9.	[INTENTIONALLY OMITTED]

10.	RESPONSIBILITY OF CUSTODIAN

10.1.	General Duties
The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Cash Amounts, Securities or the Proceeds except for such duties as are expressly and specifically set forth in this Agreement as duties on its part to be performed or observed, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.
10.2.	Instructions
(a)	The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as the Custodian deems necessary, and shall be entitled to require that instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the instruction of the Company.

(b)	Whenever the Custodian is entitled or required to receive or obtain any report, opinion, notice of other information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it; and whenever any report or other information is required to be produced or distributed by the Custodian shall be in form, content and medium reasonably acceptable to it.
10.3. General Standards of Care
Notwithstanding any terms herein contained to the contrary, the acceptance of the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)	The Custodian shall not be responsible for the title, validity or genuineness, including good deliverable form of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

(b)	The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including without limitation any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person; and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, statement, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(c)	Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(d)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including, without limitation, lost profits) whether or not it has been advised of the likelihood of such damages.

(e)	The Custodian may consult with, and obtain advice from, legal counsel with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the cost of such services shall be reimbursed pursuant to paragraph 6 hereinabove.

(f)	The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Division and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at its Corporate Trust Services Group and specifically referencing this Agreement.

(g)	No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall be construed to obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company on its own behalf or otherwise, with respect to any matter arising hereunder or relating to this Agreement or the services contemplated hereby.

(h)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(i)	With the consent of Allied, Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care.

(j)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

(k)	All costs and risks of shipment shall be borne exclusively by the Company.
10.4.	Indemnification; Custodian’s Lien

(a)	The Company shall and does hereby indemnify and hold harmless the Custodian for and from any and all costs and expenses (including without limitation attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s own actions taken in bad faith or constituting gross negligence.

(b)	The Custodian shall have a right of set-off against, any property and assets it may hold from time to time under this Agreement to secure the payment when due of all amounts owing to it from time to time hereunder including but not limited to the payments permitted under Section 3.7(b) hereof.

10.5.	Force Majeure
Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by:
(i)	events or circumstances beyond the Custodian’s reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts;

(ii)	errors by the Company (including any Authorized Person) in its instructions to the Custodian;

(iii)	failure by the Company to adhere to the Custodian’s operational policies and procedures;

(iv)	acts, omissions or insolvency of any Securities System;

(v)	any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance of payment made in connection with Securities sold;

(vi)	any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Company, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; or

(vii)	changes in applicable law, regulation or orders.
10.6.	Disputes
If any dispute or conflicting claim is made by any person with respect to securities or other property held for the Company, the Custodian shall be entitled to refuse to act until either:
(i)	such dispute or conflicting claim has been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Custodian has received written evidence satisfactory to it of such determination or agreement; or

(ii)	the Custodian has received an indemnity, security or both satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodian may incur as a result of its actions.
10.7.	Advances
Under no circumstances shall the Custodian have any responsibility, duty or obligation to advance its own funds to or for the benefit of the Company. Notwithstanding the foregoing, if the Custodian (or its affiliates, subsidiaries or agents) at any time or times, pursuant to this Agreement:

(a)	advances cash or securities for any purpose, including, without limitation, advances or overdrafts relating to or resulting from securities settlements, foreign exchange contracts, assumed settlements, provisional credit or payment items, or reclaimed payments or adjustments or claw-backs,

(b)	incurs any liability to pay taxes, interest, charges, expenses, assessments, or other moneys in connection with the performance of this Agreement, except such as may arise from its own gross negligent acts or gross negligent omissions, then, any property or assets at any time held for the account of the Company shall be security therefor and shall be subject to a right of set-off thereon in favor of the Custodian for the repayment of such advances and liabilities. If the Company shall fail to promptly reimburse the Custodian in respect of the advances or liabilities described above, the Custodian may utilize available cash and dispose of Securities of the Company, in a manner, at a time and at a price which the Custodian deems proper, to the extent necessary to obtain reimbursement and make itself whole.
11.	SECURITY CODES
If the Custodian issues to the Company, security codes, passwords or test keys in order that the Custodian may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall, safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.
12.	TAX LAW
The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds.
13.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

13.1	This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Company pursuant to Section 13.2.

13.2	This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than 60 days prior to the effective date of termination specified therein, provided that all Cash Amounts, Securities and Proceeds shall have been delivered to the

Company or as it otherwise instructs (subject to Section 13.4 below), (b) such other date of termination as may be mutually agreed upon by the parties in writing.

13.3	The Custodian may at any time resign under this Agreement by giving not less than 60 days advance written notice thereof to the Company.

13.4	Prior to the effective date of termination of this Agreement, or the effective date of the resignation (or removal of the Custodian), as the case may be, the Company shall give Proper Instruction to the Custodian to cause the Cash Amounts, Securities and Proceeds then held by the Custodian hereunder to be delivered to the Company, or its designee, or a successor custodian hereunder; and if the Company shall fail or be unable to do so on a timely basis, the Custodian shall be entitled (but not obligated) to petition a court of competent jurisdiction (at the Company’s expense) for such instruction.

13.5	(a) Upon termination of this Agreement or resignation (or removal) of the Custodian, the company shall pay to the Custodian prior to the delivery by the Custodian to the Company (or as it may otherwise direct) the Cash Amounts, Securities and Proceeds held hereunder, such compensation as may be due as of the date of such termination or resignation (or removal) and shall likewise reimburse the Custodian for its costs, expenses and disbursements. All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

(b)	If Cash Amounts, Securities, Proceeds or any other property remain in the possession of the Custodian, its agents or its sub-custodians after the date of termination hereof or the date of resignation (or removal) of the Custodian, as the case may be, owing to failure of the Company to give Proper Instructions to the Custodian for delivery thereof, as referred to in Section 13.4, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such Securities, funds and other property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect during such period.
14.	REPRESENTATIONS AND WARRANTIES

(a)	The Company represents and warrants to the Custodian that:
(i)	it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(ii)	in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its memorandum and articles of association and any applicable laws and regulations.
(b)	The Custodian hereby represents and warrants to the Company that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

(c)	The Company hereby represents and warrants to the Custodian that (i) the aggregate interest in any class of interests any benefit plan investors (as such term is interpreted under The Employment Retirement Income Security Act of 1974, as amended; “ERISA”) for whose benefit or account the Portfolio is held by the Company shall not at any time equal or exceed 25% of the outstanding shares of such class without the prior written consent of the Custodian and (ii) the Company shall not, without the prior written consent of the Custodian, permit the assets of the Portfolio to be deemed assets of an employee benefit plan which is subject to ERISA. The Company acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until the Company has entered into such amendments to this Agreement and has provided such assurances and indemnities to the Custodian, as the Custodian reasonably may require to be assured that it will not be subject to ERISA liability. If for any reason the Company breaches or otherwise fails to comply with the provisions of this Section, this Agreement may be terminated immediately by the Custodian.

15.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT
This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties.
16.	NOTICES
All notices, approvals and other communications hereunder shall be sufficient if made in writing (unless and except where and to the extent otherwise expressly provided by the terms of this Agreement) and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:
(a)	if to the Company, to Allied Capital Corporation, 1919 Pennsylvania Avenue, NW, Washington D.C. 20006, Attn: Shawn Stuckey, Fax: (202) 721-6227; or

(b)	if to the Custodian, to U.S. Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/CDO Unit — Allied Capital Corporation Fax: (866) 832-3895.
17.	CHOICE OF LAW AND JURISDICTION
This Agreement shall be construed, and the provisions hereof interpreted under and in accordance with and governed by the laws of The Commonwealth of Massachusetts for all purposes (without regard to its choice of law provisions), except and unless there exists a conflict with the 1940 Act, in which case the 1940 Act shall govern. The parties to this Agreement hereby submit to the jurisdiction of the courts of The Commonwealth of Massachusetts, including any appellate courts thereof.
18.	ENTIRE AGREEMENT AND COUNTERPARTS

18.1	This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

18.2	This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one instrument.

19.	AMENDMENT; WAIVER

(a)	This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

(b)	In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

20.	SUCCESSOR AND ASSIGNS

(a)	The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party (provided, however, that this shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement).

(b)	Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Cash Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except that the Company may have the right to terminate immediately upon notice of the effectiveness of such merger or consolidation.

21.	SEVERABILITY
The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

22.	INSTRUMENT UNDER SEAL; HEADINGS
This Agreement is intended to take effect as, and shall be deemed to be, an instrument under seal.
23.	REQUEST FOR INSTRUCTIONS
If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.
24.	OTHER BUSINESS
Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.
25.	REPRODUCTION OF DOCUMENTS
This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.
26.	SHAREHOLDER COMMUNICATIONS
Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Company to indicate whether it authorizes the Custodian to provide the Company’s name, address and share position to requesting companies whose securities are held in the Company. If the Company tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Company as consenting to disclosure of this information for all securities owned by the Company or any funds or accounts established by the Company. For the Company’s protection, the Rule prohibits the requesting company from using the Company’s name and address for any purpose other than corporate communications. Please indicate below whether the Company consents or objects by checking one of the alternatives below.

YES	[ ]	The Custodian is authorized to release the Company’s name, address, and share positions.

NO	[X]	The Custodian is not authorized to release the Company’s name, address, and share positions.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 3rd day of April, 2009.

Witness:	ALLIED CAPITAL CORPORATION

/s/ Miriam G. Krieger	By:	/s/ Shawn C. Stuckey
Name: Miriam G. Krieger	Name:	Shawn C. Stuckey
Title: EVP	Title:	VP-Asst. Treasurer

Witness:
U.S. BANK NATIONAL ASSOCIATION

/s/ Ralph J. Creasia, Jr.	By:	/s/ Lynora J. Gilligan
Name: Ralph J. Creasia, Jr.		Lynora J. Gilligan
Title: Vice President		Assistant Vice President

SCHEDULE A
CUSTODIAN’S SCHEDULE OF FEES